UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 16, 2018
Kirkland's, Inc.

(Exact name of registrant as specified in its charter)

Tennessee	000-49885	62-1287151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5310 Maryland Way, Brentwood, Tennessee		37027
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	615-872-4800

Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 2.02 Results of Operations and Financial Condition.
On March 16, 2018, Kirkland's Inc. (the "Company") issued a press release reporting its results of operations for the fourth fiscal quarter and full year ended February 3, 2018 (the "Press Release"). During the fourth quarter of 2017, the Company reclassified supply chain and store-related depreciation expense to cost of sales, whereas it was previously included in depreciation on its financial statements. The Company also reclassified prior year amounts to reflect this change. This reclassification had no impact on net sales, operating income, net income or earnings per share.
The following table provides the supply chain and store-related depreciation expense reclassified to cost of sales for each respective period (in thousands):

	Fiscal Quarter Ended
	April 29, 2017	July 29, 2017	October 28, 2017	February 3, 2018	Fiscal 2017 Total
Depreciation reclassified to cost of sales	$4,776	$4,909	$5,067	$5,408	$20,160

	Fiscal Quarter Ended
	April 30, 2016	July 30, 2016	October 29, 2016	January 28, 2017	Fiscal 2016 Total
Depreciation reclassified to cost of sales	$4,483	$4,710	$4,798	$4,988	$18,979

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kirkland's, Inc.

March 16, 2018	By:	/s/ Carter R. Todd
Name: Carter R. Todd
Title: Vice President and General Counsel